Exhibit 21.1

SUBSIDIARIES OF DIVERSEY, INC.

NORTH AMERICA

United States

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

Diversey Puerto Rico, Inc.

Diversey Shareholdings, Inc.

Diversey USA Shareholdings, Inc.

Professional Shareholdings, Inc.

The Butcher Company

JDI CEE Holdings, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

JDI Holdings, Inc.

Ohio

DuBois International, Inc.

Wisconsin

JD Polymer, LLC

Canada

Diversey Canada, Inc.

EUROPE/MIDDLE EAST/AFRICA

Austria

Diversey Austria Trading GmbH

Belgium

Diversey Belgium BVBA

Czech Republic

Diversey Ceska republika s.r.o.

Egypt

DiverseyLever Egypt Limited

Johnson Diversey Egypt One, Limited

Johnson Diversey Egypt Trading Company, S.A.E.

Johnson Diversey Egypt Two, Limited

France

Professional Holdings S.A.S.

Diversey (France) S.A.S.

Germany

JD SystemService Deutschland GmbH

Diversey Deutschland Management GmbH

Diversey Deutschland GmbH & Co. OHG

Greece

Diversey Hellas S.A.

Hungary

Diversey Hungary Manufacture and Trade Limited Liability Company (official abbreviated name Diversey Ltd.)

Diversey Acting Off-shore Capital Management Limited Liability Company (official abbreviated name Diversey Hungary Ltd.)

Ireland

JohnsonDiversey Ireland Limited

DiverseyLever (Ireland) Limited

Ranger Hygiene Cleaning Systems Limited

JDER Limited

Israel

Diversey Israel Ltd.

Italy

Diversey S.p.A.

Kenya

Diversey Eastern and Central Africa Limited

Morocco

Diversey Maroc S.A.

Netherlands

Diversey B.V.

Diversey IP International B.V.

Diversey Professional B.V.

Diversey Europe B.V.

Diversey Holdings II B.V.

Nigeria

Diversey West Africa Limited

Poland

Diversey Polska Sp. z.o.o.

Portugal

JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A. (official abbreviated name JohnsonDiversey Portugal S.A.

Romania

Diversey Romania S.R.L.

Russia

Diversey LLC

Slovakia

Diversey Slovakia, s.r.o.

Slovenia

Diversey d.o.o.

South Africa

JohnsonDiversey South Africa (Pty) Ltd.

Spain

Diversey España, S.L.

Sweden

JohnsonDiversey Sverige AB

JohnsonDiversey Sverige Holdings AB

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Arab Emirates

JohnsonDiversey Gulf FZE

United Kingdom

Diversey (Europe) Limited

Diversey (UK) Limited

Diversey Equipment Limited

Diversey Holdings Ltd.

Diversey Ltd.

DiverseyLever Limited

Diversey Industrial Limited

Diversey Trustee Ltd.

Chemical Methods (Europe) Ltd.

ASIA/PACIFIC/JAPAN

Australia

Diversey Australia Pty. Ltd.

Company No. ACN 000 065 725

China

DiverseyLever Hygiene (Guangdong) Ltd.

JohnsonDiversey Trading (Shanghai) Co., Ltd.

Hong Kong

Diversey Hong Kong Limited

Diversey Professional (Hong Kong) Limited

Diversey Asia Holdings Limited

Diversey Hong Kong RE Holdings Limited

India

JohnsonDiversey India Private Limited

Indonesia

PT Diversey Indonesia

Japan

JohnsonDiversey Co., Ltd.

Korea

Diversey Korea Co., Ltd.

Malaysia

JohnsonDiversey Holdings Sdn. Bhd.

Diversey (Malaysia) Sdn. Bhd.

New Zealand

Diversey New Zealand Limited

Pakistan

Johnson Diversey Private Limited

Philippines

Diversey Philippines, Inc.

Singapore

Diversey Singapore Pte. Ltd.

Taiwan

Diversey Hygiene (Taiwan) Ltd.

Thailand

Diversey Hygiene (Thailand) Co., Ltd.

CENTRAL AND SOUTH AMERICA

Argentina

Diversey de Argentina S.A.

Aconcagua Distribuciones SRL

Barbados

Johnson Diversey (Barbados) Holdings Ltd.

Brazil

Diversey Brasil Industria Quimica Ltda.

Cayman Islands

Johnson Diversey Cayman, Inc.

JWP Investments Offshore, Inc.

Chile

Diversey Industrial y Comercial de Chile Limitada

Colombia

Diversey Colombia Limitada

Costa Rica

Diversey Centro America S.A.

Dominican Republic

JohnsonDiversey Dominicana, S.A.

Guatemala

Diversey Centroamerica S.A.

Jamaica

Diversey Jamaica Limited

JohnsonDiversey Jamaica Limited

Wyandotte Chemicals Jamaica Limited

Mexico

Diversey Mexico, S.A. de C.V.

Paraguay

JohnsonDiversey Paraguay SRL

Peru

Diversey Perú S.A.C.

Uruguay

JohnsonDiversey de Uruguay S.R.L.

Venezuela

Diversey Venezuela, S.A.